FRP HOLDINGS, INC./NEWS

Contact:    John D. Milton, Jr.
            Chief Financial Officer                               904/858-9100

------------------------------------------------------------------------------

FRP HOLDINGS, INC. (NASDAQ: FRPH) ANNOUNCES RESULTS FOR THE FOURTH QUARTER AND FISCAL YEAR ENDED SEPTEMBER 30, 2016.

FRP Holdings, Inc. (NASDAQ-FRPH) Jacksonville, Florida; November 22, 2016 -

Fiscal 2016 Fourth Quarter Consolidated Results of Operations.

Net income for the fourth quarter of fiscal 2016 was $1,957,000 or $.20 per share versus $2,071,000 or $.21 per share in the fourth quarter last year. Total revenues were $9,776,000, up 9.9%, versus the same quarter last year, while total cost of operations increased 7%. Finally, consolidated total operating profit was up $520,000 this quarter, a 13.7% improvement over last year's fourth quarter results.

Fourth Quarter Segment Operating Results.

During fiscal 2015, management analyzed the amount of corporate and management company time likely to be spent on our segments going forward and, as a result, the allocation of corporate expense to the Mining Royalty Lands segment was reduced and reallocated to our other two segments (the "Reallocation").

Asset Management Segment:
------------------------
Total revenues in this segment were $7,323,000, up $349,000 or 5.0%, over the same quarter last year. Net Operating Income in this segment for the 4th quarter was $5,627,000, compared to $5,317,000 in the 4th quarter last year, an increase of 5.8%. The increase was mainly due to the acquisition of the Port Capital building in Baltimore in October of 2015 and the acquisition of the Gilroy Road building in Hunt Valley, MD on July 1, 2016. We ended this quarter with total occupied square feet of 3,486,681 versus 3,262,965 at the end of the 4th quarter last year, an increase of 6.9% or 223,716 square feet.

Depreciation and amortization expense increased primarily due to the two building purchases in fiscal 2016 and the write-off of prepaid commissions related to the bankruptcy of one of our tenants, ITT Educational Services. Corporate expense increased due to the Reallocation and higher professional fees.

Mining Royalty Lands Segment:
----------------------------
Total revenues in this segment were $2,037,000, an increase of 21.3%, versus $1,680,000 in the same quarter last year due to an increase in tons sold at locations over the minimum. Including a $207,000 benefit from reallocating corporate expenses, total operating profit in this segment was $1,866,000. That is an increase of $611,000 over last year's fourth quarter operating profit of $1,255,000.

Land Development and Construction Segment:
-----------------------------------------
The Land Development and Construction segment is responsible for (i) seeking out and identifying opportunistic purchases of income producing warehouse/office buildings, and (ii) developing our non-income producing properties into income production. During the quarter we obtained rezoning of our 117 acre parcel in Carroll County, Maryland from industrial to residential which we pursued in order to maximize this asset's profitability and expedite its disposition. We also received $1,115,400 as settlement for an easement related to the future construction of the new Frederick Douglass Bridge. Because of operating losses and depreciation during the lease up of Phase I (Dock 79) of RiverFront on the Anacostia this quarter, equity in loss of joint ventures was $652,000. Phase I pre-leasing activity for the 305 residential units commenced in late May of 2016 and as of the end of October the residential units were 30.5% occupied and 42.3% leased, while retail units were 80% leased with just one space remaining.

Fiscal Year 2016 Consolidated Results of Continuing Operations.

Income from continuing operations for fiscal 2016 was $12,024,000 or $1.22 per share versus $6,093,000 or $.62 per share last year. Fiscal 2016 included $.43 per share from a gain on land sale of $6,029,000 and income of $1,000,000 from the $3 million environmental claim cash settlement received offset by a $2 million estimated liability for environmental remediation on Phase II.
Post Spin-off we are reporting any net gain/(loss) from the transportation business as "discontinued operations" and we currently have no other discontinued operations being reported. For fiscal 2016 we received no benefit to after tax net income versus a $2,179,000 benefit last year. Additionally, GAAP accounting rules do not allow corporate overhead expense to be allocated to a discontinued operation of the Company which resulted in fiscal 2015 including $1,081,000 of corporate overhead expense to the Company that was associated with the discontinued transportation operations.

Total revenues were up $2,811,000, or 8.1%, versus the same period last year. Consolidated adjusted total operating profit in fiscal 2016 (excluding the positive impacts of the environmental settlement/expense (net) in this period and the negative impact of corporate expense not allocable to discontinued operations in the prior year) was up 16% over last year (see table "Non-GAAP Financial Measures).

Fiscal Year 2016 Segment Operating Results.

Asset Management Segment:
------------------------
Total revenues in this segment were $28,739,000, up $1,169,000 or 4.2%, over last year. Net operating income in this segment for fiscal 2016 was $21,944,000, compared to $21,043,000 last year, an increase of 4.3%. The increase was due mainly to completion of the third build-to-suit in the middle of the 2nd quarter last year, the acquisition of the Port Capital building in October of 2015 and the acquisition of the Gilroy Road building in July of 2016.

Depreciation and amortization expense increased primarily due to the two building purchases in fiscal 2016, accelerated depreciation of $139,000 for tenant improvements removed for a new tenant, and the write-off of prepaid commissions related to the bankruptcy of one of our tenants, ITT Educational Services. Corporate expense increased due to the Reallocation and higher professional fees.

Mining Royalty Lands Segment:
----------------------------
Total revenues in this segment were $7,533,000, an increase of 23.6%, versus $6,094,000 last year due to an increase in tons sold. Total operating profit in this segment was $6,798,000, an increase of $2,642,000 (inclusive of a $1,091,000 benefit from the Reallocation), versus $4,156,000 last year.

Land Development and Construction Segment:
-----------------------------------------
Beyond the aforementioned rezoning of Hampstead and settling the easement at Anacostia, during fiscal 2016 this segment successfully closed on the sale of Phase II of the Windlass Run residential land (a non-income producing property) for $11,288,000. Using $9,900,000 of the proceeds from that sale in a Section 1031 exchange, the Asset Management segment acquired the Port Capital building, a 91,218 square foot, 100% occupied warehouse with first full year projected rental revenue of $594,000. Management successfully completed negotiations and entered into a $3,000,000 settlement of environmental claims against our former tenant at the Riverfront on the Anacostia property and continues to pursue settlement negotiations with other potentially responsible parties. The Company executed a letter of intent with MRP Realty in May 2016 to develop Phase II of the Riverfront on the Anacostia project and recorded an estimated environmental remediation expense of $2.0 million for the Company's estimated liability under the proposed agreement. Construction of the 79,550 square foot spec warehouse at Hollander Business Park was completed during the third quarter of this fiscal year and transferred to the Asset Management segment for lease-up. Also in the third quarter of fiscal 2016 we started construction on a 103,653 square foot building in Patriot Business Center and pre-leased 51,727 square feet.

Summary and Outlook.

We are focused on building shareholder value through our real estate holdings
- mainly by growing our portfolio through the opportunistic purchase of income producing warehouse/office buildings, and the conversion of our non-income producing assets into income production through a two pronged approach that includes (i) selling land that is not conducive to warehouse/office development (e.g. Windlass Run Residential Phase 2 land) and using the proceeds to acquire existing income producing warehouse/office buildings typically in a
Section 1031 exchange (e.g. the Port Capital building purchase) and (ii) the construction of new warehouse/office buildings on existing pad sites in our developed business parks (e.g. new spec building at Hollander Business Park). Over the past five years, we have converted 172 acres of non-income producing land into 766,216 square feet of income producing properties (excluding the recently completed spec building) with FY 2016 rental revenues of $5,555,000.

We saw another quarter of real improvement in mining royalties due mainly to increased volumes at most of our locations.

During fiscal 2017, we expect to complete construction on the new 104,000 sq.ft. spec building at Patriot Business Park, reconstruct the bulk head at the Square 664E property in anticipation of future high-rise development, and continue management of lease up of Phase I (Dock 79) of RiverFront on the Anacostia and pre-development activities for Phase II.

Conference Call.

The Company will host a conference call on Monday, November 28, 2016 at 10:00 a.m. (EDT). Analysts, stockholders and other interested parties may access the teleconference live by calling 1-800-853-3898 (pass code 97315) within the United States. International callers may dial 334-323-7224 (pass code 97315). Computer audio live streaming is available via the Internet through the Company's website at www.frpholdings.com. You may also click on this link for the live streaming http://stream.conferenceamerica.com/FRP112816. For the archived audio via the internet, click on the following link http://archive.conferenceamerica.com/archivestream/FRP112816.mp3. If using the Company's website, click on the Investor Relations tab, then select the earnings conference stream. An audio replay will be available for sixty days following the conference call. To listen to the audio replay, dial toll free 877-919-4059, international callers dial 334-323-0140. The passcode of the audio replay is 29505239. Replay options: "1" begins playback, "4" rewind
30 seconds, "5" pause, "6" fast forward 30 seconds, "0" instructions, and "9" exits recording. There may be a 30-40 minute delay until the archive is available following the conclusion of the conference call.

                     FRP HOLDINGS, INC. AND SUBSIDIARIES
                     -----------------------------------

                      CONSOLIDATED STATEMENTS OF INCOME
                   (In thousands except per share amounts)
                                (Unaudited)

                                 THREE MONTHS ENDED      TWELVE MONTHS ENDED
                                    SEPTEMBER 30,            SEPTEMBER 30
                                  2016        2015         2016        2015
                                  ----        ----         ----        ----
Revenues:
  Rental revenue               $ 6,261       5,879       24,457      23,410
  Mining Royalty and rents       2,014       1,650        7,443       5,999
  Revenue - reimbursements       1,501       1,370        5,557       5,237
                                ------      ------       ------      ------
Total Revenues                   9,776       8,899       37,457      34,646

Cost of operations:
  Depreciation, depletion
    and amortization             2,160       1,812        8,051       7,378
  Operating expenses             1,146       1,122        4,624       4,609
  Environmental
    remediation expense              -           -       (1,000)          -
  Property taxes                 1,087       1,120        4,475       4,443
  Management company indirect      419         419        1,844       1,647
  Corporate expenses               656         638        3,080       4,388
                                ------      ------       ------      ------
Total cost of operations         5,468       5,111       21,074      22,465

Total operating profit           4,308       3,788       16,383      12,181

Interest income                      -           -            2           -
Interest expense                  (273)       (490)      (1,561)     (2,014)
Equity in loss of joint ventures  (652)        110         (978)       (145)
Gain (Loss) on investment
  land sold                       (148)        (14)       6,029         (34)
                                ------      ------       ------      ------
Income from continuing
  operations before
  income taxes                   3,235       3,394       19,875       9,988
Provision for income taxes       1,278       1,323        7,851       3,895
                                ------      ------       ------      ------
Income from continuing
  operations                     1,957       2,071       12,024       6,093

Gain from discontinued
  transportation operations,
  net of taxes                       -           -            -       2,179
                                ------      ------       ------      ------
Net income                     $ 1,957       2,071       12,024       8,272
                                ======      ======       ======      ======

Earnings per common share:
  Income from continuing operations-
   Basic                       $  0.20        0.21         1.22        0.62
   Diluted                     $  0.20        0.21         1.22        0.62
  Discontinued operations-
   Basic                       $     -           -            -        0.23
   Diluted                     $     -           -            -        0.22
  Net Income-
   Basic                       $  0.20        0.21         1.22        0.85
   Diluted                     $  0.20        0.21         1.22        0.84

Number of shares (in
thousands) used in computing:
  -basic earnings per
   common share                  9,865       9,789        9,846       9,756
  -diluted earnings per
   common share                  9,908       9,839        9,890       9,827

Asset Management Segment:
------------------------
                                               Three months ended September 30
                                           ---------------------------------------
(dollars in thousands)                       2016        %        2015        %       Change       %
                                           --------   -------   --------   -------   --------   -------
Rental revenue                             $  5,977     81.6%      5,763     82.6%        214      3.7%
Revenue-reimbursements                        1,346     18.4%      1,211     17.4%        135     11.1%
                                           --------   -------   --------   -------   --------   -------
Total revenue                                 7,323    100.0%      6,974    100.0%        349      5.0%

Depreciation, depletion and
  amortization                                2,071     28.3%      1,707     24.5%        364     21.3%
Operating expenses                            1,102     15.0%      1,002     14.4%        100     10.0%
Property taxes                                  729     10.0%        648      9.3%         81     12.5%
Management company indirect                     176      2.4%        191      2.7%        (15)    -7.9%
Corporate expense                               339      4.6%        241      3.4%         98     40.7%
                                           --------   -------   --------   -------   --------   -------
Cost of operations                            4,417     60.3%      3,789     54.3%        628     16.6%
                                           --------   -------   --------   -------   --------   -------
Operating profit                            $ 2,906     39.7%      3,185     45.7%       (279)    -8.8%
                                           ========   =======   ========   =======   ========   =======


Mining Royalty Lands Segment:
----------------------------
                                               Three months ended September 30
                                           ---------------------------------------
(dollars in thousands)                       2016        %        2015        %
                                           --------   -------   --------   -------
Mining Royalty and rents                   $  2,014     98.9%      1,650     98.2%
Revenue-reimbursements                           23      1.1%         30      1.8%
                                           --------   -------   --------   -------
Total revenue                                 2,037    100.0%      1,680    100.0%

Depreciation, depletion and
  amortization                                   24      1.2%         33      2.0%
Operating expenses                               40      2.0%         71      4.2%
Property taxes                                   58      2.8%         65      3.9%
Corporate expense                                49      2.4%        256     15.2%
                                           --------   -------   --------   -------
Cost of operations                              171      8.4%        425     25.3%
                                           --------   -------   --------   -------
Operating profit                           $  1,866     91.6%      1,255     74.7%
                                           ========   =======   ========   =======


Land Development and Construction Segment:
-----------------------------------------
                                               Three months ended September 30
                                           ---------------------------------------
(dollars in thousands)                       2016           2015           Change
                                           --------       --------        --------
Rental revenue                             $    284            116             168
Revenue-reimbursements                          132            129               3
                                           --------       --------        --------
Total revenue                                   416            245             171

Depreciation, depletion and
  amortization                                   65             72              (7)
Operating expenses                                3             49             (46)
Property taxes                                  300            407            (107)
Management company indirect                     243            228              15
Corporate expense                               268            141             127
                                           --------       --------        --------
Cost of operations                              879            897             (18)
                                           --------        -------        --------
Operating loss                             $   (463)          (652)            189
                                           ========       ========        ========


Asset Management Segment:
------------------------
                                               Years Ended September 30
                                           ---------------------------------------
(dollars in thousands)                       2016        %        2015        %       Change       %
                                           --------   -------   --------   -------   --------   -------
Rental revenue                             $ 23,795     82.8%   $ 22,946     83.2%   $    849      3.7%
Revenue-reimbursements                        4,944     17.2%      4,624     16.8%        320      6.9%
                                           --------   -------   --------   -------   --------   -------
Total revenue                                28,739    100.0%     27,570    100.0%      1,169      4.2%

Depreciation, depletion and
  amortization                                7,689     26.8%      6,963     25.3%        726     10.4%
Operating expenses                            4,145     14.4%      3,933     14.3%        212      5.4%
Property taxes                                2,718      9.5%      2,651      9.6%         67      2.5%
Management company indirect                     813      2.8%        735      2.7%         78     10.6%
Corporate expense                             1,591      5.5%      1,248      4.4%        343     27.5%
                                           --------   -------   --------   -------   --------   -------
Cost of operations                           16,956     59.0%     15,530     56.3%      1,426      9.2%
                                           --------   -------   --------   -------   --------   -------
Operating profit                           $ 11,783     41.0%   $ 12,040     43.7%   $   (257)    -2.1%
                                           ========   =======   ========   =======   ========   =======


Mining Royalty Lands Segment:
----------------------------
                                               Years ended September 30
                                           ---------------------------------------
(dollars in thousands)                       2016        %        2015        %
                                           --------   -------   --------   -------
Mining Royalty and rents                   $  7,443     98.8%      5,999     98.4%
Revenue-reimbursements                           90      1.2%         95      1.6%
                                           --------   -------   --------   -------
Total revenue                                 7,533    100.0%      6,094    100.0%

Depreciation, depletion and
  amortization                                  104      1.4%        133      2.2%
Operating expenses                              165      2.2%        251      4.1%
Property taxes                                  235      3.1%        232      3.8%
Corporate expense                               231      3.1%      1,322     21.7%
                                           --------   -------   --------   -------
Cost of operations                              735      9.8%      1,938     31.8%
                                           --------   -------   --------   -------
Operating profit                            $ 6,798     90.2%   $  4,156     68.2%
                                           ========   =======   ========   =======


Land Development and Construction Segment:
-----------------------------------------
                                              Twelve months ended September 30
                                           --------------------------------------
(dollars in thousands)                       2016           2015          Change
                                           --------       --------       --------
Rental revenue                             $    662            464            198
Revenue-reimbursements                          523            518              5
                                           --------       --------       --------
Total revenue                                 1,185            982            203

Depreciation, depletion and
  amortization                                  258            282            (24)
Operating expenses                              314            425           (111)
Environmental remediation recovery           (1,000)             -         (1,000)
Property taxes                                1,522          1,560            (38)
Management company indirect                   1,031            912            119
Corporate expense                             1,258            737            521
                                           --------       --------       --------
Cost of operations                            3,383          3,916           (533)

Operating loss                             $ (2,198)        (2,934)           736
                                           ========       ========       ========


Non-GAAP Financial Measures.

To supplement the financial results presented in accordance with GAAP, FRP presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The non-GAAP financial measures included in this quarterly report are adjusted operating profit and net operating income (NOI). FRP uses these non-GAAP financial measures to analyze its continuing operations and to monitor, assess, and identify meaningful trends in its operating and financial performance. These measures are not, and should not be viewed as, substitutes for GAAP financial measures.

Post Spin-off we are reporting any net gain/(loss) from the transportation business as "discontinued operations" and we currently have no other discontinued operations being reported. GAAP accounting rules do not allow corporate overhead expenses to be allocated to a discontinued operation of the Company; thus, those corporate expenses attributable to the transportation business prior to the spin-off are charged to the Company as part of continuing operations.

Adjusted Operating Profit

Adjusted operating profit excludes the impact of the corporate expense not allocated to discontinued operations and the environmental remediation recovery. Adjusted operating profit is presented to provide additional perspective on underlying trends in FRP's core operating results. A reconciliation between operating profit and adjusted operating profit is as follows:

Adjusted Operating Profit
                                            Twelve months ended
                                               September 30,
                                            -------------------
                                             2016        2015       Change        %
                                           --------    --------    --------    -------
Operating profit                           $ 16,383      12,181       4,202      34.5%
Adjustments:
  Environmental remediation recovery         (1,000)          -
  Corporate costs not allocated to
    discontinued operations                       -       1,081
                                           --------    --------    --------    -------
Adjusted Operating profit                  $ 15,383      13,262       2,121      16.0%


Net Operating Income Reconciliation
Quarter ended 9/30/16 (in thousands)
                                              Asset           Land         Mining    Unallocated            FRP
                                         Management    Development      Royalties      Corporate       Holdings
                                            Segment        Segment        Segment       Expenses         Totals
                                         ----------     ----------     ----------     ----------     ----------
Income from continuing operations             1,592           (758)         1,123              -          1,957
Income Tax Allocation                         1,039           (495)           734              -          1,278
                                         ----------     ----------     ----------     ----------     ----------
Inc. from continuing operations
  before income taxes                         2,631         (1,253)         1,857              -          3,235

Less:
  Lease intangible rents                          4              -
Plus:
  Loss on investment land sold                    1            148
  Unrealized rents                              139              -
  Equity in loss of Joint Venture                 -            642
  Interest Expense                              274              -
  Depreciation/Amortization                   2,071             65
  Management Co. Indirect                       176            243
  Allocated Corporate Expenses                  339            267
                                         ----------     ----------
Net Operating Income                          5,627            112


Net Operating Income Reconciliation
Year ended 9/30/16 (in thousands)
                                              Asset           Land         Mining    Unallocated            FRP
                                         Management    Development      Royalties      Corporate       Holdings
                                            Segment        Segment        Segment       Expenses         Totals
                                         ----------     ----------     ----------     ----------     ----------
Income from continuing operations             6,188          1,738          4,098              -         12,024
Income Tax Allocation                         4,041          1,134          2,676              -          7,851
                                         ----------     ----------     ----------     ----------     ----------
Inc. from continuing operations
  before income taxes                        10,229          2,872          6,774              -         19,875

Less:
  Gains on investment land sold                   8          6,006
  Lease intangible rents                         27              -
  Other income                                    -              2
Plus:
  Unrealized rents                               95              -
  Equity in loss of Joint Venture                 -            938
  Interest Expense                            1,562              -
  Depreciation/Amortization                   7,689            258
  Management Co. Indirect                       813          1,031
  Allocated Corporate Expenses                1,591          1,257
                                         ----------     ----------
Net Operating Income                         21,944            348


Net Operating Income Reconciliation
Quarter Ended 9/30/15 (in thousands)
                                              Asset           Land         Mining    Unallocated            FRP
                                         Management    Development      Royalties      Corporate       Holdings
                                            Segment        Segment        Segment       Expenses         Totals
                                         ----------     ----------     ----------     ----------     ----------
Income from continuing operations        $    1,643          (332)            760              -          2,071
Income Tax Allocation                         1,051          (213)            485              -          1,323
                                         ----------     ----------     ----------     ----------     ----------
Inc. from continuing operations
  before income taxes                         2,694          (545)          1,245              -          3,394

Less:
  Lease intangible rents                         14              -
  Equity in gain of Joint Venture                 -            121
Plus:
  Loss on investment land sold                    -             14
  Unrealized rents                                7              -
  Interest Expense                              191              -
  Depreciation/Amortization                   1,707             72
  Management Co. Indirect                       191            228
  Allocated Corporate Expenses                  241            141
                                         ----------     ----------
Net Operating Income (loss)                   5,317           (211)


Net Operating Income Reconciliation
Year ended 9/30/15 (in thousands)
                                              Asset           Land         Mining    Unallocated            FRP
                                         Management    Development      Royalties      Corporate       Holdings
                                            Segment        Segment        Segment       Expenses         Totals
                                         ----------     ----------     ----------     ----------     ----------
Income from continuing operations             6,146         (1,874)         2,480           (659)         6,093
Income Tax Allocation                         3,930         (1,199)         1,586           (422)         3,895
                                         ----------     ----------     ----------     ----------     ----------
Inc. from continuing operations
  before income taxes                        10,076         (3,073)         4,066         (1,081)         9,988

Less:
  Lease intangible rents                         53              -
Plus:
  Loss on investment land sold                    -             34
  Unrealized rents                              110              -
  Equity in loss of Joint Venture                 -            105
  Interest Expense                            1,964              -
  Depreciation/Amortization                   6,963            282
  Management Co. Indirect                       735            912
  Allocated Corporate Expenses                1,248            737
                                         ----------     ----------
Net Operating Income (loss)                  21,043         (1,003)
